Exhibit 99.1

Regional Management Corp. Announces First Quarter 2026 Results

- Net income of $11.4 million and diluted earnings per share of $1.18, up 63% and
69% year-over-year, respectively -

- Originations of $388.0 million and 11.3% year-over-year portfolio growth drive record first quarter revenue -

- Annualized operating expense ratio of 12.2%, an all-time best and an improvement of 180 basis points year-over-year -

Greenville, South Carolina – April 29, 2026 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced results for the first quarter ended March 31, 2026.

“We delivered a strong start to 2026, with solid financial results, continued year-over-year portfolio growth, and further improvement in operating efficiency,” said Lakhbir S. Lamba, President and Chief Executive Officer of Regional Management Corp. “First quarter diluted EPS increased 69% year-over-year, driven by disciplined execution, stable credit performance, and the scalability of our operating model.”

“We continue to make good progress on our strategic priorities, including expanding our auto-secured portfolio, entering new markets, and advancing our bank partnership with Column,” added Mr. Lamba. “Early results from the partnership are encouraging, and we believe it will enhance our ability to grow the business, broaden our product offerings, and improve risk-adjusted returns over time.”

“Looking ahead, we remain focused on responsible portfolio growth, improving credit performance, and driving operating leverage,” continued Mr. Lamba. “We are confident in our outlook for 2026 and our ability to deliver sustainable, profitable growth and increasing returns for our shareholders.”

First Quarter 2026 Highlights

•
Net income for the first quarter of 2026 was $11.4 million and diluted earnings per share was $1.18, up 62.7% and 68.6% year-over-year, respectively.

•
Net finance receivables as of March 31, 2026 were $2.1 billion, an improvement of $213.7 million, or 11.3%, from the prior-year period, driven by strong performance from large loans, including demand for auto-secured products, and 10 new branches opened since March 31, 2025.

o
Total originations of $388.0 million, down 1.1% from the prior-year period, due to a stronger tax refund season and disciplined underwriting.

o
Large loan net finance receivables of $1.6 billion increased $245.7 million, or 18.3%, from the prior-year period and represented 75.6% of the total loan portfolio, compared to 71.2% in the prior-year period.

▪
Auto-secured net finance receivables of $301.3 million increased $82.6 million, or 37.7%, from the prior-year period and represented 14.3% of the total loan portfolio, compared to 11.6% in the prior-year period.

o
Small loan net finance receivables of $512.5 million decreased $32.1 million, or 5.9%, from the prior-year period and represented 24.4% of the total loan portfolio, compared to 28.8% in the prior-year period.

•
Record first quarter total revenue of $167.3 million, an increase of $14.3 million, or 9.4%, from the prior-year period, primarily due to growth in average net finance receivables.

o
Total revenue yield (annualized total revenue as a percentage of average net finance receivables) for the first quarter of 2026 was 31.5%, compared to 32.4% in the prior-year period, a decrease of 90 basis points primarily due to product mix shift.

o
Interest and fee yield (annualized interest and fee income as a percentage of average net finance receivables) decreased 60 basis points from the prior-year period primarily due to product mix shift.

•
Provision for credit losses for the first quarter of 2026 was $64.9 million, an increase of $6.9 million, or 11.9%, from the prior-year period, driven by portfolio growth.

o
The net credit loss rate (annualized net credit losses as a percentage of average net finance receivables) for the first quarter of 2026 was 12.5%, a 10 basis point increase compared to 12.4% in the prior-year period. Higher portfolio liquidation in the first quarter of 2026 compared to the prior-year period impacted the net credit loss rate by 10 basis points.

o
The provision for credit losses for the first quarter of 2026 included a sequential reserve decrease of $1.4 million due to seasonal portfolio liquidation occurring during the first quarter of 2026.

o
The allowance for credit losses was $219.5 million as of March 31, 2026, or 10.4% of net finance receivables, a 10 basis point increase sequentially, reflecting updates to macroeconomic assumptions.

•
As of March 31, 2026, 30+ day contractual delinquencies totaled $150.9 million, or 7.2% of net finance receivables, a 30 basis point improvement sequentially due to seasonality and a 10 basis point increase from the prior-year period. Higher portfolio liquidation in the first quarter of 2026 compared to the prior-year period impacted the delinquency rate by 10 basis points.

•
General and administrative expenses for the first quarter of 2026 were $64.7 million, an improvement of $1.4 million from the prior-year period. The operating expense ratio (annualized general and administrative expenses as a percentage of average net finance receivables) for the first quarter of 2026 was 12.2%, an all-time best. The ratio reflected improvements of 20 basis points and 180 basis points from 12.4% and 14.0% in the prior-quarter and prior-year periods, respectively.

•
In the first quarter of 2026, the company repurchased 207,975 shares of its common stock at a weighted-average price of $36.06 per share under the company's stock repurchase program.

Second Quarter 2026 Dividend

The company’s Board of Directors has declared a dividend of $0.30 per common share for the second quarter of 2026. The dividend will be paid on June 10, 2026 to shareholders of record as of the close of business on May 20, 2026. The declaration and payment of any future dividend is subject to the discretion of the Board of Directors and will depend on a variety of factors, including the company’s financial condition and results of operations.

Liquidity and Capital Resources

As of March 31, 2026, the company had net finance receivables of $2.1 billion and debt of $1.6 billion. The debt consisted of:

•
$200.1 million on the company’s $355 million senior revolving credit facility,
•
$66.0 million on the company’s aggregate $425 million revolving warehouse credit facilities, and

•
$1.4 billion through the company’s asset-backed securitizations.

As of March 31, 2026, the company’s unused capacity to fund future growth on its revolving credit facilities (subject to the borrowing base) was $516 million, or 66.1%, and the company had available liquidity of $135.6 million, including unrestricted cash on hand and immediate availability to draw down cash from its revolving credit facilities. As of March 31, 2026, the company’s fixed-rate debt as a percentage of total debt was 84%, with a weighted-average coupon of 4.7%.

The company had a funded debt-to-equity ratio of 4.3 to 1.0 and a stockholders’ equity ratio of 18.1%, each as of March 31, 2026. On a non-GAAP basis, the company had a funded debt-to-tangible equity ratio of 4.7 to 1.0, as of March 31, 2026. Please refer to the reconciliations of non-GAAP measures to comparable GAAP measures included at the end of this press release.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (877) 407-0752 (toll-free) or (201) 389-0912 (international). Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will be available on Regional’s website at www.RegionalManagement.com.

A webcast replay of the call will be available at www.RegionalManagement.com for one year following the call.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” online and in branch locations in 19 states across the United States. Each of its loan products is structured on a fixed-rate, fixed-term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally managed direct mail campaigns, digital partners, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlooks or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: managing growth effectively, implementing Regional Management’s growth strategy, and opening new branches as planned; Regional Management’s convenience check strategy; Regional Management’s policies and procedures for underwriting, processing, and servicing loans; Regional Management’s ability to collect on its loan portfolio; Regional Management’s insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of evolving underwriting models and processes, including as to the effectiveness of Regional Management's custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management’s loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; the ability to achieve successful acquisitions and strategic alliances; the ability to realize the anticipated benefits from our lending partnership with Column N.A.; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the development and use of artificial intelligence; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses; any future public health crises, including the impact of such crisis on our operations and financial condition; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management’s operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations;

changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates; the impact of changes in tax laws and guidance, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management’s common stock, including volatility in the market price of shares of Regional Management’s common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management’s charter documents and applicable state law.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(dollars in thousands, except per share amounts)

			Better (Worse)
	1Q 26	1Q 25	$	%
Revenue
Interest and fee income	$150,296	$136,553	$13,743	10.1%
Insurance income, net	11,810	11,297	513	4.5%
Other income	5,184	5,117	67	1.3%
Total revenue	167,290	152,967	14,323	9.4%

Expenses
Provision for credit losses	64,868	57,992	(6,876)	(11.9)%

Personnel	39,342	41,142	1,800	4.4%
Occupancy	7,479	6,906	(573)	(8.3)%
Marketing	4,181	5,406	1,225	22.7%
Other	13,662	12,589	(1,073)	(8.5)%
Total general and administrative	64,664	66,043	1,379	2.1%

Interest expense	22,923	19,771	(3,152)	(15.9)%
Income before income taxes	14,835	9,161	5,674	61.9%
Income taxes	3,434	2,154	(1,280)	(59.4)%
Net income	$11,401	$7,007	$4,394	62.7%
Net income per common share:
Basic	$1.24	$0.73	$0.51	69.9%
Diluted	$1.18	$0.70	$0.48	68.6%
Weighted-average common shares outstanding:
Basic	9,163	9,610	447	4.7%
Diluted	9,662	10,025	363	3.6%
Return on average assets (annualized)	2.2%	1.5%
Return on average equity (annualized)	12.2%	7.9%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands, except par value amounts)

			Increase (Decrease)
	1Q 26	1Q 25	$	%
Assets
Cash	$4,859	$4,158	$701	16.9%
Net finance receivables	2,104,001	1,890,351	213,650	11.3%
Unearned insurance premiums	(51,044)	(47,107)	(3,937)	(8.4)%
Allowance for credit losses	(219,500)	(199,100)	(20,400)	(10.2)%
Net finance receivables, less unearned insurance premiums and allowance for credit losses	1,833,457	1,644,144	189,313	11.5%
Restricted cash	98,364	122,312	(23,948)	(19.6)%
Lease assets	44,174	40,699	3,475	8.5%
Intangible assets	33,172	26,750	6,422	24.0%
Restricted available-for-sale investments	24,390	21,687	2,703	12.5%
Property and equipment	12,980	13,635	(655)	(4.8)%
Deferred tax assets, net	—	9,421	(9,421)	(100.0)%
Other assets	21,354	17,877	3,477	19.4%
Total assets	$2,072,750	$1,900,683	$172,067	9.1%
Liabilities and Stockholders’ Equity
Liabilities:
Debt	$1,621,398	$1,477,860	$143,538	9.7%
Unamortized debt issuance costs	(7,048)	(7,924)	876	11.1%
Net debt	1,614,350	1,469,936	144,414	9.8%
Lease liabilities	46,324	42,788	3,536	8.3%
Deferred tax liabilities, net	3,883	—	3,883	100.0%
Accounts payable and accrued expenses	32,344	30,083	2,261	7.5%
Total liabilities	1,696,901	1,542,807	154,094	10.0%
Stockholders’ equity:
Preferred stock ($0.10 par value, 100,000 shares authorized, none issued or outstanding)	—	—	—	—
Common stock ($0.10 par value, 1,000,000 shares authorized, 15,160 shares issued and 9,338 shares outstanding at March 31, 2026 and 15,187 shares issued and 10,088 shares outstanding at March 31, 2025)	1,516	1,519	(3)	(0.2)%
Additional paid-in capital	140,555	134,206	6,349	4.7%
Retained earnings	419,197	382,532	36,665	9.6%
Accumulated other comprehensive loss	(31)	(171)	140	81.9%
Treasury stock (5,822 shares at March 31, 2026 and 5,098 shares at March 31, 2025)	(185,388)	(160,210)	(25,178)	(15.7)%
Total stockholders’ equity	375,849	357,876	17,973	5.0%
Total liabilities and stockholders’ equity	$2,072,750	$1,900,683	$172,067	9.1%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(dollars in thousands, except per share amounts)

	Net Finance Receivables
	1Q 26	4Q 25	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	1Q 25	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$1,591,528	$1,593,171	$(1,643)	(0.1)%	$1,345,825	$245,703	18.3%
Small loans	512,473	547,028	(34,555)	(6.3)%	544,526	(32,053)	(5.9)%
Total	$2,104,001	$2,140,199	$(36,198)	(1.7)%	$1,890,351	$213,650	11.3%
Number of branches	355	353	2	0.6%	353	2	0.6%
Net finance receivables per branch	$5,927	$6,063	$(136)	(2.2)%	$5,355	$572	10.7%

	Average Net Finance Receivables
	1Q 26	4Q 25	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	1Q 25	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$1,592,493	$1,552,956	$39,537	2.5%	$1,340,122	$252,371	18.8%
Small loans	531,037	535,316	(4,279)	(0.8)%	548,983	(17,946)	(3.3)%
Total	$2,123,530	$2,088,272	$35,258	1.7%	$1,889,105	$234,425	12.4%

	Revenue Yields (1)
	1Q 26	4Q 25	QoQ Inc (Dec)	1Q 25	YoY Inc (Dec)
Large loans	26.3%	27.1%	(0.8)%	26.1%	0.2%
Small loans	34.3%	35.8%	(1.5)%	35.9%	(1.6)%
Total interest and fee yield	28.3%	29.3%	(1.0)%	28.9%	(0.6)%
Total revenue yield	31.5%	32.5%	(1.0)%	32.4%	(0.9)%

(1) Annualized as a percentage of average net finance receivables.

	Components of Increase in Interest and Fee Income
	1Q 26 Compared to 1Q 25
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Large loans	$16,448	$782	$148	$17,378
Small loans	(1,609)	(2,095)	69	(3,635)
Product mix	2,106	(1,536)	(570)	—
Total	$16,945	$(2,849)	$(353)	$13,743

	Loans Originated (1)
	1Q 26	4Q 25	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	1Q 25	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$265,460	$364,194	$(98,734)	(27.1)%	$241,809	$23,651	9.8%
Small loans	122,493	173,122	(50,629)	(29.2)%	150,311	(27,818)	(18.5)%
Total	$387,953	$537,316	$(149,363)	(27.8)%	$392,120	$(4,167)	(1.1)%

(1) Represents the principal balance of loan originations, refinancings, and purchases.

	Other Key Metrics
	1Q 26	4Q 25	1Q 25
Net credit losses	$66,268	$57,479	$58,392
Percentage of average net finance receivables (annualized)	12.5%	11.0%	12.4%
Provision for credit losses	$64,868	$66,379	$57,992
Percentage of average net finance receivables (annualized)	12.2%	12.7%	12.3%
Percentage of total revenue	38.8%	39.1%	37.9%
General and administrative expenses	$64,664	$64,519	$66,043
Percentage of average net finance receivables (annualized)	12.2%	12.4%	14.0%
Percentage of total revenue	38.7%	38.0%	43.2%
Same store results (1):
Net finance receivables at period-end	$2,087,752	$2,087,903	$1,858,140
Net finance receivable growth rate	10.7%	10.9%	6.5%
Number of branches in calculation	345	336	336

(1) Same store sales reflect the change in year-over-year sales for the comparable branch base. The comparable branch base includes those branches open for at least one year.

	Contractual Delinquency
	1Q 26		4Q 25		1Q 25
Allowance for credit losses	$219,500	10.4%	$220,900	10.3%	$199,100	10.5%
Current	1,801,192	85.6%	1,809,107	84.5%	1,624,072	85.9%
1 to 29 days past due	151,875	7.2%	169,858	8.0%	132,302	7.0%
Delinquent accounts:
30 to 59 days	35,235	1.7%	41,235	1.9%	32,790	1.8%
60 to 89 days	32,251	1.5%	37,158	1.7%	28,778	1.5%
90 to 119 days	28,331	1.4%	30,818	1.5%	24,204	1.3%
120 to 149 days	27,198	1.3%	27,765	1.3%	22,866	1.2%
150 to 179 days	27,919	1.3%	24,258	1.1%	25,339	1.3%
Total delinquency	$150,934	7.2%	$161,234	7.5%	$133,977	7.1%
Total net finance receivables	$2,104,001	100.0%	$2,140,199	100.0%	$1,890,351	100.0%
1 day and over past due	$302,809	14.4%	$331,092	15.5%	$266,279	14.1%

	Contractual Delinquency by Product
	1Q 26		4Q 25		1Q 25
Large loans	$95,192	6.0%	$99,956	6.3%	$79,401	5.9%
Small loans	55,742	10.9%	61,278	11.2%	54,576	10.0%
Total	$150,934	7.2%	$161,234	7.5%	$133,977	7.1%

	Income Statement Quarterly Trend
	1Q 25	2Q 25	3Q 25	4Q 25	1Q 26	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$136,553	$140,695	$148,672	$153,029	$150,296	$(2,733)	$13,743
Insurance income, net	11,297	11,499	11,391	11,386	11,810	424	513
Other income	5,117	5,248	5,424	5,287	5,184	(103)	67
Total revenue	152,967	157,442	165,487	169,702	167,290	(2,412)	14,323
Expenses
Provision for credit losses	57,992	60,587	60,474	66,379	64,868	1,511	(6,876)
Personnel	41,142	38,584	39,517	40,394	39,342	1,052	1,800
Occupancy	6,906	6,911	7,160	7,227	7,479	(252)	(573)
Marketing	5,406	5,059	4,212	3,874	4,181	(307)	1,225
Other	12,589	12,391	13,179	13,024	13,662	(638)	(1,073)
Total general and administrative	66,043	62,945	64,068	64,519	64,664	(145)	1,379
Interest expense	19,771	20,426	21,971	22,646	22,923	(277)	(3,152)
Income before income taxes	9,161	13,484	18,974	16,158	14,835	(1,323)	5,674
Income taxes	2,154	3,344	4,618	3,249	3,434	(185)	(1,280)
Net income	$7,007	$10,140	$14,356	$12,909	$11,401	$(1,508)	$4,394
Net income per common share:
Basic	$0.73	$1.07	$1.53	$1.40	$1.24	$(0.16)	$0.51
Diluted	$0.70	$1.03	$1.42	$1.30	$1.18	$(0.12)	$0.48
Weighted-average shares outstanding:
Basic	9,610	9,504	9,370	9,233	9,163	70	447
Diluted	10,025	9,843	10,133	9,941	9,662	279	363

	Balance Sheet & Other Key Metrics Quarterly Trends
	1Q 25	2Q 25	3Q 25	4Q 25	1Q 26	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	$1,900,683	$1,967,131	$2,028,266	$2,103,930	$2,072,750	$(31,180)	$172,067
Net finance receivables	$1,890,351	$1,960,364	$2,053,017	$2,140,199	$2,104,001	$(36,198)	$213,650
Allowance for credit losses	$199,100	$202,800	$212,000	$220,900	$219,500	$(1,400)	$20,400
Debt	$1,477,860	$1,509,133	$1,581,992	$1,650,764	$1,621,398	$(29,366)	$143,538
Interest and fee yield (1)	28.9%	29.4%	29.7%	29.3%	28.3%	(1.0)%	(0.6)%
Efficiency ratio (2)	43.2%	40.0%	38.7%	38.0%	38.7%	0.7%	(4.5)%
Operating expense ratio (3)	14.0%	13.2%	12.8%	12.4%	12.2%	(0.2)%	(1.8)%
Delinquency rate (4)	7.1%	6.6%	7.0%	7.5%	7.2%	(0.3)%	0.1%
Net credit loss rate (5)	12.4%	11.9%	10.2%	11.0%	12.5%	1.5%	0.1%
Book value per share	$35.48	$36.43	$37.94	$39.05	$40.25	$1.20	$4.77

(1) Annualized interest and fee income as a percentage of average net finance receivables.

(2) General and administrative expenses as a percentage of total revenue.

(3) Annualized general and administrative expenses as a percentage of average net finance receivables.

(4) Delinquent loans outstanding as a percentage of ending net finance receivables.

(5) Annualized net credit losses as a percentage of average net finance receivables.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The company’s management utilizes non-GAAP measures as additional metrics to aid in, and enhance, its understanding of the company’s financial results. Tangible equity and the funded debt-to-tangible equity ratio are non-GAAP measures that adjust GAAP measures to exclude intangible assets. Management uses these equity measures to evaluate and manage the company’s capital and leverage position. The company also believes that these equity measures are commonly used in the financial services industry and provide useful information to users of the company’s financial statements in the evaluation of its capital and leverage position.

This non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following tables provide a reconciliation of GAAP measures to non-GAAP measures.

	1Q 26
Debt	$1,621,398
Total stockholders' equity	375,849
Less: Intangible assets	33,172
Tangible equity (non-GAAP)	$342,677
Funded debt-to-equity ratio	4.3	x
Funded debt-to-tangible equity ratio (non-GAAP)	4.7	x